Exhibit 10.4



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                        FINANCIAL SERVICES VEHICLE TRUST,

                                as Vehicle Trust,

                                       and

                              BMW MANUFACTURING LP,

                               as UTI Beneficiary,

                                       and

                         BMW FINANCIAL SERVICES NA, LLC,
                                   as Servicer

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                                     2000-A
                              SERVICING SUPPLEMENT
                          Dated as of November 1, 2000


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
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                                TABLE OF CONTENTS

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ARTICLE I -          DEFINITIONS..........................................................................................1

           1.1       Definitions..........................................................................................1

           1.2       Interpretative Provisions............................................................................6

ARTICLE II -         SERVICING OF THE 2000-A LEASES AND 2000-A VEHICLES...................................................6

           2.1       Identification of 2000-A Vehicles and 2000-A Leases; Securitization Value............................6

           2.2       Extensions; Monthly Payments; Term...................................................................7

           2.3       Representations, Reallocation and Repurchase of 2000-A Leases and 2000-A Vehicles....................7

           2.4       Collections and Payment Date Advance Reimbursement...................................................8

           2.5       Net Deposits........................................................................................11

           2.6       Servicing Compensation..............................................................................11

           2.7       Advances............................................................................................11

           2.8       Third Party Claims..................................................................................12

           2.9       Contingent and Excess Liability Insurance Policies..................................................12

           2.10      Reporting by the Servicer; Delivery of Certain Documentation........................................12

           2.11      Accountants' Reports................................................................................12

           2.12      Annual Officer's Certificate........................................................................13

           2.13      Servicer Defaults; Termination of Servicer..........................................................13

           2.14      Servicer Representations and Warranties.............................................................14

ARTICLE III -        MISCELLANEOUS.......................................................................................16

           3.1       Termination of Supplement...........................................................................16

           3.2       Governing Law.......................................................................................16

           3.3       Amendment...........................................................................................16

           3.4       Relationship of this Servicing Supplement to Other Trust Documents..................................17

           3.5       Binding Effect......................................................................................17

           3.6       Table of Contents and Headings......................................................................17

           3.7       Counterparts........................................................................................17

           3.8       Further Assurances..................................................................................18


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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           3.9       No Waiver; Cumulative Remedies......................................................................18

           3.10      No Petition.........................................................................................18


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                           2000-A SERVICING SUPPLEMENT

                     This 2000-A Servicing Supplement, dated as of November 1,
2000, is among Financial Services Vehicle Trust, a Delaware business trust (the
"Trust"), BMW Manufacturing LP, an Indiana limited partnership, as grantor and initial beneficiary of the Trust (in such capacities, the "Grantor" and the "UTI
Beneficiary," respectively) and BMW Financial Services NA, LLC, a Delaware limited liability company ("BMW FS"), as servicer (in such capacity, the "Servicer").

                                    RECITALS

                     WHEREAS, the Grantor and UTI Beneficiary, Chase Manhattan
Bank USA, N.A., as trustee (the "Trustee") of the Trust, have entered into that certain amended and restated trust agreement, dated as of September 27, 1996, as further amended as of May 25, 2000 (the "Vehicle Trust Agreement"), pursuant to which the purposes of the Trust are, among other things, to take assignments and conveyances of, and hold in trust and deal in various Trust Assets (as such term is defined in the Vehicle Trust Agreement);

                     WHEREAS, the parties hereto have entered into that certain servicing agreement, dated as of August 30, 1995 (the "Basic Servicing
Agreement" and, as supplemented hereby, the "Servicing Agreement"), which provides for certain servicing obligations with respect to the Trust Assets; and

                     WHEREAS, the parties acknowledge that, in connection with the execution of the supplement to the Vehicle Trust Agreement, dated as of November 1, 2000 (the "2000-A SUBI Supplement", and together with the Vehicle
Trust Agreement, the "SUBI Trust Agreement"), pursuant to which two special units of beneficial interest in the Trust (respectively, the "2000-A Vehicle
SUBI" and the "2000-A Lease SUBI", and collectively the "2000-A SUBIs") will be created, it is necessary and desirable to enter into a supplemental agreement to the Basic Servicing Agreement providing for specific servicing obligations in connection with the Trust Assets allocable to the 2000-A SUBIs.

                     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

                     1.1 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Basic
Servicing Agreement or in the SUBI Trust Agreement, as the case may be. Whenever used in this Servicing Supplement, unless the context otherwise requires, the following words and phrases shall have the following meanings:


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                     "Actuarial Payoff" means the excess of the sum of the
Monthly Payments remaining until the end of the related Lease and the Contract
Residual Value over the remaining unearned rent charges based on the actuarial method.

                     "Advance" means a Sales Proceeds Advance or a Monthly
Payment Advance, as the context may require.

                     "Available Funds" has the meaning set forth in the Indenture.

                     "Basic Servicing Agreement" has the meaning set forth in the Recitals.

                     "Certificate Final Scheduled Maturity Date" means the
February 2005 Payment Date.

                     "Collection Period" means the month immediately preceding the month in which the related Payment Date occurs.

                     "Contingent and Excess Liability Insurance Policies" means those certain vehicle liability, excess liability and other Insurance Policies issued to the Servicer for the benefit of the Servicer, the Trust, the UTI
Beneficiary, the Transferor or the Issuer from time to time, to the extent such Insurance Policies relate to the 2000-A Vehicles, providing coverage for each accident and permitting multiple claims in any policy period subject to customary deductibles.

                     "Cutoff Date" means October 1, 2000.

                     "Daily Advance Reimbursements" means amounts collected and netted on an ongoing basis from SUBI Collections by the Servicer to repay
Monthly Payment Advance amounts where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related Lessee in respect of the Monthly Payment due with respect to the related Lessee Vehicle.

                     "Defaulted Lease" means a Lease terminated by (a) the Servicer following a default by or bankruptcy of the related Lessee or (b) the Servicer because the related Vehicle has been lost, stolen or damaged beyond economic repair.

                     "Defaulted Vehicle" means a Vehicle related to a Defaulted
Lease.

                     "Deposit Date" means the Business Day immediately preceding the related Payment Date.

                     "Disposition Expenses" means expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable


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insurance policies. Disposition Expenses will be reimbursable to the Servicer as a deduction from Sales Proceeds, Insurance Proceeds, and Termination Proceeds.

                     "Early Termination Cost" means the amount paid by a Lessee upon the termination of an Early Termination Lease.

                     "Early Termination Lease" means a Lease terminated by the related Lessee prior to its Maturity Date.

                     "End of Lease Term Liability" means, with respect to a Matured Vehicle returned to the Servicer by the Lessee, the amount paid by such Lessee including any disposition fee, unpaid Monthly Payments due, Excess
Mileage Payments and Excess Wear and Use Payments and any fees and taxes.

                     "Excess Mileage Payments" means excess mileage charges payable by the Lessee under a Lease.

                     "Excess Wear and Use Payments" means amounts payable by the Lessee under a Lease to repair damage to the related Vehicle outstanding upon return thereof to the Servicer.

                     "Indenture" means that certain indenture, dated as of November 1, 2000, between the Issuer and the Indenture Trustee.

                     "Initial Securities Balance" means the initial principal amount of the Notes and the Trust Certificates.

                     "Insurance Proceeds" means any recoveries or proceeds collected by the Servicer net of related Disposition Expenses under any insurance policy, including any self-insurance, and also including any vehicle liability insurance policy required to be obtained and maintained by the Lessee pursuant to the related Lease, any blanket or supplemental vehicle casualty insurance policy maintained by the Servicer and any other insurance policy relating to the Lease or the related Lessee, in each case in connection with damage to a related Vehicle or its loss, destruction or theft, except to the extent required to be paid to a Lessee.

                     "Issuer" means the BMW Vehicle Lease Trust 2000-A.

                     "Like-Kind Exchange Program" means the transactions contemplated by a certain Master Exchange Agreement, dated as of December 28, 1998 between BMW Financial Services NA, Inc. (predecessor in interest to BMW FS) and Financial Services Remarketing, Inc., or any similar program or arrangement.

                     "Matured Lease" means a Lease that has reached its Maturity
Date.

                     "Matured Vehicle" means a Vehicle for which the related
Lease has reached its Maturity Date.


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                     "Maturity Date" means with respect to any Lease, the
scheduled termination date specified in such Lease.

                     "Majority Interest" means, with respect to the holders of Securities, the holders of a majority of the aggregate principal balance of the related Securities.

                     "Monthly Payment" means the fixed lease payment payable monthly by the Lessee in respect of a 2000-A Lease and does not include other amounts payable by the Lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the Servicer.)

                     "Monthly Payment Advance" means the amount advanced by the Servicer to the Issuer on a Deposit Date equal to the unpaid Monthly Payment due from the related Lessee.

                     "Monthly Remittance Condition" has the meaning set forth in
Section 2.4(b).

                     "Payment Date" means the first Business Day after the 25th day of each month, commencing with the first Payment Date on November 27, 2000.

                     "Payment Date Advance Reimbursement" has the meaning set forth in Section 2.4(a)(iv)(1).

                     "Purchase Option Price" means the amount payable by a Lessee upon the exercise of its option to purchase a related Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a related Vehicle for which the related Lease has been terminated early by the Lessee, the sum of (i) any unpaid Monthly Payments due,
(ii) any fees, taxes and other charges imposed in connection with the related
Lease, (iii) an early termination fee and (iv) the Actuarial Payoff.

                     "Recovery Proceeds" means any Insurance Proceeds, any security deposit applied to an amount owed by a Lessee, any Total Loss Payoff, Early Termination Cost and End of Lease Term Liability received from a Lessee and any other net recoveries received by the Servicer with respect to the Lease that have been charged-off, minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

                     "Rating Event" has the meaning set forth in the Indenture.

                     "Reallocation Payment" means, with respect to events causing the Servicer to have an obligation to repurchase a 2000-A Lease and the related 2000-A Vehicle pursuant to Section 2.3, the Securitization Value of such 2000-A Lease as of the date of repurchase.


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                     "Required Related Holders" has the meaning set forth in
Section 2.13(c) hereof.

                     "Required Percentage" means the holders of not less than 66
2/3% of the aggregate outstanding principal balance of the Senior Notes or the Trust Certificates, as the case may be.

                     "Residual Value Loss" means, in respect of a Collection
Period, the amount, if any, by which the aggregate net proceeds from the sale of 2000-A Vehicles during such Collection Period are less than the aggregate
Securitization Values of the related 2000-A Leases.

                     "Residual Value Loss Vehicle" means, a Vehicle that has been sold and (i) the Servicer has made a Sales Proceeds Advance and (ii) the Sales Proceeds Advance exceeds the Sales Proceeds or Termination Proceeds, as the case may be.

                     "Sales Proceeds" means, with respect to any Vehicle, all proceeds received from the sale at auction of such Vehicle net of related
Disposition Expenses.

                     "Sales Proceeds Advance" means the amount advanced by the Servicer to the Issuer on a Deposit Date equal to the Securitization Value of a 2000-A Lease relating to a 2000-A Vehicle that, during the related Collection
Period, became a Matured Vehicle and was not sold by the Servicer.

                     "Securitization Rate" means, with respect to a 2000-A
Lease, an annualized rate that is calculated as the sum of (i) the interest rate on the Class A-4 Senior Notes, (ii) the Servicing Fee and (iii) [ ]%.

                     "Securitization Value" means, with respect to any 2000-A
Lease, the value calculated by the Servicer equal to the sum of : (i) the present value of the remaining unpaid Monthly Payments payable under the related
Lease and (ii) the present value of the FS Residual Value of the related leased
Vehicle, in each case discounted at the Securitization Rate.

                     "Servicer Letter of Credit" means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Servicer fails to deposit SUBI Collections into the 2000-A SUBI Collection Account on a monthly basis.

                     "Servicing Agreement" has the meaning set forth in the Recitals.

                     "Servicing Fee" means, with respect to the 2000-A SUBI
Assets, the fee payable on each Payment Date equal to, for each related Monthly
Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate
Securitization Value of all 2000-A Leases as of the first day of such Monthly


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Period, calculated and paid based on a 360-day year consisting of twelve 30-day months.

                     "Servicing Supplement" means this supplement to the Basic
Servicing Agreement.

                     "SUBI Collections" means, with respect to any Collection
Period, the net amount collected or received by the Servicer in respect of the 2000-A SUBI Assets during such Collection Period of: (i) Monthly Payments (net of any Daily Advance Reimbursements); (ii) Sales Proceeds; (iii) Reallocation
Payments made by the Servicer; (iv) Termination Proceeds; (v) Recovery Proceeds;
and (vi) the Securitization Value payments from the Servicer's purchase of certain Leases pursuant to Section 2.3(f) hereof and certain Matured Vehicles
(to the extent not duplicative of any of clauses (i) through (vi) above).

                     "Termination Proceeds" means any Purchase Option Price received upon the purchase of a Vehicle by the related Lessee and the price received from the sale of a Vehicle to a dealer minus amounts included in such price that represent reimbursement for third-party charges paid or payable (such as fees and taxes).

                     "Total Loss Payoff" means, with respect to a Vehicle that has been lost, stolen or damaged beyond economic repair, an amount paid by the Lessee generally equal to the deductible under the related insurance policy, unpaid Monthly Payments due, and any official fees and taxes and any other charges owed under the Lease.

                     "Trust Agreement" means that certain trust agreement, as amended and restated as of November 1, 2000, between the Transferor and the Owner Trustee.

                     "Trust Certificate" has the meaning set forth in the Trust
Agreement.

                     "Trust State" means a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles.

                     "Trustee" has the meaning set forth in the Recitals.

                     "Vehicle Representation Date" means, with respect to any 2000-A Vehicle, the Cutoff Date.

                     "Vehicle Trust Agreement" has the meaning set forth in the Recitals.

                     "2000-A Leases" has the meaning set forth in Section
2.1(a).

                     "2000-A SUBI" has the meaning set forth in the 2000-A SUBI
Supplement.

                     "2000-A SUBI Supplement" has the meaning set forth in the Recitals.


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                     "2000-A Vehicles" has the meaning set forth in Section
2.1(a).

                     "2000-A SUBI Certificates" has the meaning set forth in the 2000-A SUBI Supplement.

                     1.2 Interpretative Provisions. For all purposes of this Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Servicing Supplement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof" and the like shall refer to this Servicing Supplement as a whole and not to any particular part, Article or Section within this Servicing Supplement, (iii) references to a Section such as "Section 1.01" or an Article such as "Article One" shall refer to the applicable
Section or Article of this Servicing Supplement, (iv) the term "include" and all variations thereof shall mean "include without limitation" and (v) the term
"proceeds" shall have the meaning ascribed to such term in the UCC.

        ARTICLE II - SERVICING OF THE 2000-A LEASES AND 2000-A VEHICLES

                     2.1 Identification of 2000-A Vehicles and 2000-A Leases;
Securitization Value.

                     (a) The Servicer hereby identifies and allocates as 2000-A
SUBI Assets the Vehicles more particularly described on Exhibit A hereto and the Leases relating to such Vehicles (respectively, the "2000-A Leases and the "2000-A Vehicles"). Exhibit A shall set forth as to each 2000-A Lease or 2000-A
Vehicle, as the case may be, the (i) vehicle identification number, (ii) date of origination, (iii) the Securitization Value as of the Cutoff Date; (iv) FS
Residual Value, (v) the Monthly Payment and (vi) number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.

                     (b) The Servicer shall calculate a Securitization Value for each 2000-A Lease.

                     2.2 Extensions; Monthly Payments; Term.

                     (a) The Servicer shall not grant an extension except that the Servicer may extend up to six months the Maturity Date of a Lease. In the event the Servicer makes an extension that exceeds six months, it shall, on the Deposit Date related to the Collection Period in which the Servicer discovers or is notified that such Extension exceeds six months, (i) deposit or cause to be deposited into the 2000-A SUBI Collection Account an amount equal to the Securitization Value of the related 2000-A Lease as of the last day of the related Collection Period and (ii) direct the Trustee to either reallocate such 2000-A Lease and the related 2000-A Vehicle from the 2000-A SUBIs to the UTI or cause such 2000-A Lease and 2000-A Vehicle to be conveyed to the Servicer as described in Section 2.3. The Servicer will be required to make a Reallocation


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Payment for any extension that causes the related Leases to mature after the
Certificate Final Scheduled Maturity Date.

                     (b) Unless a 2000-A Lease is in default or in imminent danger of default, the Servicer shall not (i) modify the Monthly Payment of any 2000-A Lease as in effect as of the Cutoff Date, except when implementing in the ordinary course of business the inflation indexing provisions thereof, or (ii) except as set forth in Section 2.2(a), modify the Lease Term of any 2000-A Lease as in effect as of the Cutoff Date. In the event the Servicer modifies the Monthly Payment or the Lease Term of any 2000-A Lease in effect as of the Cutoff
Date except as permitted by the first sentence of this paragraph 2.2(b), the Servicer shall, on the Deposit Date related to the Collection Period in which such modification occurs, (i) deposit or cause to be deposited into the 2000-A
SUBI Collection Account an amount equal to the Securitization Value of the related 2000-A Lease as of the last day of the related Collection Period and
(ii) direct the Trustee to either reallocate such 2000-A Lease and the related
2000-A Vehicle from the 2000-A SUBIs to the UTI or cause such 2000-A Lease and 2000-A Vehicle to be conveyed to the Servicer as described in Section 2.3.

                     2.3 Representations, Reallocation and Repurchase of 2000-A
Leases and 2000-A Vehicles.

                     (a) The Servicer hereby makes to the other parties hereto and the parties to the SUBI Trust Agreement the representations and warranties contained in Section 2.14 hereof as to each 2000-A Lease and 2000-A Vehicle as of the Vehicle Representation Date. The Servicer also hereby represents and warrants that aside from the selection criteria included in such representations and warranties it used no adverse selection procedures in selecting any of the 2000-A Leases for inclusion in the 2000-A Lease SUBI and that aside from such criteria it is not aware of any bias in the selection of the 2000-A Leases which would cause delinquencies or losses on the 2000-A Leases to be worse than any other Leases held by the Vehicle Trust; provided, however, that the Servicer can make no assurance as to the actual delinquencies or losses on the 2000-A Leases.

                     Upon discovery by the Trustee, the Servicer, the Related
Beneficiary or a related Holder that any such representation or warranty was incorrect as of the date hereof and materially and adversely affects the interests of the Trust in the related 2000-A Lease or 2000-A Vehicle, the party discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. Within 60 days after the Servicer's discovery of such incorrectness or receipt of the foregoing notice, the Servicer shall cure in all material respects the circumstance or condition as to which the representation or warranty was incorrect as of the date hereof. If the Servicer is unable or unwilling to do so within such period, it shall promptly (i) deposit or cause to be deposited into the related 2000-A Collection Account an amount equal to the Reallocation Payment and (ii) direct the Trustee to cause such 2000-A Vehicle and the related 2000-A Lease to be conveyed to the Servicer as described below. Such deposit of the Reallocation Payment shall satisfy the Servicer's obligations pursuant to this Section, shall be deemed to constitute


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payment in full of the Reallocation Payment with respect thereto and shall cure any incorrectness of the related representation or warranty for purposes of this Agreement.

                     (b) In addition to the requirements set forth in Section
2.14 hereof, the Servicer shall be required to purchase a 2000-A Vehicle prior to the Maturity Date of the related 2000-A Lease and remit to the 2000-A SUBI
Collection Account an amount equal to the Reallocation Payment of such 2000-A
Lease as of the effective date of termination if: (i) the 2000-A Lease becomes a Defaulted Lease and the Servicer releases such Lessee from any applicable obligation to pay Early Termination Costs for such 2000-A Vehicle; or (ii) the 2000-A Lease becomes a Defaulted Lease and such 2000-A Lease has been amended to eliminate any obligation of such Lessee to thereupon pay Early Termination
Costs.

                     (c) The Servicer shall be required to repurchase a 2000-A
Vehicle of the related 2000-A Lease and remit to the related 2000-A SUBI
Collection Account an amount equal to the Reallocation Payment of such 2000-A
Vehicle and 2000-A Lease if the related Lessee moves to a state that is not a Trust State.

                     (d) The sole remedy of the Trust, the Related Beneficiary and the Related Holder with respect to events causing the Servicer to repurchase certain 2000-A Vehicles as provided herein, shall be to require the Servicer to make the payment of the Reallocation Payment, as set forth herein. The obligation of the Servicer under this Section shall survive any termination of the Servicer hereunder.

                     (e) The Servicer may make a Special Event Purchase with respect to 2000-A Vehicles having an initial Securitization Value of no more than (i) 5% of the Initial Securities Balance in any calendar year or (ii) 10% of the Initial Securities Balance in the aggregate.

                     (f) The Servicer may purchase a Matured Vehicle at any time. In connection with the purchase by the Servicer of a Matured Vehicle pursuant to this Section, with respect to the related 2000-A Lease, in the event that (i) no Sales Proceeds Advance has been made, the purchase price of such Matured Vehicle will equal the Securitization Value of such 2000-A Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, no additional amounts need be remitted by the Servicer; provided, however, that the Servicer shall relinquish all rights to reimbursement of any such Sales Proceeds
Advance.

                     (g) Upon the purchase by the Servicer of a 2000-A Vehicle and the related 2000-A Lease pursuant to this Section, the Trust or the Trustee on behalf of the Trust, as applicable, shall be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in, to and under such 2000-A Vehicle and the related 2000-A Lease, all monies due or to become due with respect thereto after the date of such repurchase and all proceeds thereof.
The Trustee shall, at the expense of the Servicer, execute such documents and instruments of transfer or assignment and take such other actions as shall


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reasonably be requested by the Servicer to effect the conveyance of each such
2000-A Vehicle and the related 2000-A Lease pursuant to this Section, including the execution and filing with the related Registrar of Titles of an application for transfer of ownership of each such Vehicle to the Servicer.

                     2.4 Collections and Payment Date Advance Reimbursement.

                     (a) The Servicer shall, with respect to SUBI Collections and amounts in respect of the 2000-A SUBI Certificates, from time to time, determine the respective amounts and recipients and:

                     (i) during each Collection Period, deposit in the 2000-A
SUBI Collection Account all Monthly Payments;

                     (ii) during each Collection Period, in addition to the deposits required by Section 2.2 of the Basic Servicing Agreement, deposit in the 2000-A SUBI Collection Account those amounts specified in Section 2.2 and all Reallocation Payments pursuant to Section 2.3;

                     (iii) on, or prior to each Deposit Date, deposit in the 2000-A SUBI Collection Account, all Advances, any Sales Proceeds from the disposition of a Matured Vehicle at auction for which the Servicer was reimbursed during the related Collection Period pursuant to Section 2.7 from SUBI Collections other than such Sales Proceeds;

                     (iv) on each Payment Date, pursuant to the Payment Date
Certificate, allocate Available Funds on deposit in the 2000-A SUBI Collection
Account with respect to the related Collection Period and instruct the Trustee
(acting through the Trust Agent) to make, no later than 11:00 a.m., New York
City time, the following deposits and distributions in the following amounts and order of priority:

                     (1) upon presentation of an Officer's Certificate of the Servicer setting forth the basis for the determination of the amount to be transferred, to the Servicer the sum of any outstanding Advances which have been outstanding as of the end of the related Collection Period for at least 90 days, and with respect to Vehicles that have become Residual Loss Vehicles during the related Collection Period, the aggregate Sales Proceeds Advances over the aggregate Sales Proceeds and Termination Proceeds (collectively, the "Payment
Date Advance Reimbursement");

                     (2) to or on behalf of the Servicer, the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing
Fees in respect of one or more prior Collection Periods;


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                     (3) to the Note Distribution Account, the Reserve Fund and
Certificate Distribution Account, such distributions in the amounts and order of priority as set forth in Sections 8.04(a) and 10.01 of the Indenture; and

                     (v) on each Payment Date, instruct the Trustee (acting through the Trust Agent), in writing to transfer all net investment earnings on each of the 2000-A SUBI Collection Account to the Reserve Fund, and to transfer the remainder to the Servicer as servicing compensation.

                     (b) Notwithstanding Section 2.2 of the Basic Servicing
Agreement, the Servicer shall be permitted to retain the amounts provided for in such Section received during a Monthly Period until the Business Day preceding the related Payment Date, for so long as the following requirements are met
(collectively, the "Monthly Remittance Condition"):

                     (i) (A) the short-term debt of BMW US Capital Corp. (or any successor servicer hereunder) is rated in the highest rating category by, or is otherwise acceptable to, each Rating Agency and (B) no Servicer Default has occurred; or

                     (ii) if (A) the Servicer obtains a Servicer Letter of Credit under which demands for payment may be made to secure timely remittance of monthly SUBI Collections to the 2000-A SUBI Collection Account and (B) the
Indenture Trustee is provided with confirmation from each Rating Agency to the effect that the use of an alternative remittance schedule will not result in a Rating Event. Pending deposit into the 2000-A SUBI Collection Account, SUBI
Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds. The Servicer shall be permitted to apply Sales Proceeds for the acquisitions of leases and vehicles through the Like-Kind Exchange Program, in which case it shall remit a like amount from its own funds for allocation in the manner otherwise applicable to such Sales Proceeds. Notwithstanding anything to the contrary set forth herein or in the Vehicle Trust Agreement, amounts in the escrow account established pursuant to the Like-Kind Exchange Program ("LKE Amounts") shall not be subject to any lien so long as the Monthly Remittance Condition is satisfied.

                     2.5 Net Deposits. Notwithstanding anything to the contrary contained in this Servicing Supplement, for so long as BMW FS is the Servicer, the Servicer shall be permitted to deposit into the 2000-A SUBI Collection
Account only the net amount distributable to the Issuer, as holder of the 2000-A
Vehicle SUBI Certificate and pledgee of the 2000-A Lease SUBI Certificate, on the related Deposit Date. The Servicer shall, however, account to the Issuer, the Trustee, the Trust Agent, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the holders of Rated
Securities as if all of the deposits and distributions described herein were made individually.

                     2.6 Servicing Compensation.


                                       11

                     (a) As compensation for the performance of its obligations under this Servicing Supplement, the Servicer shall be entitled to receive the Servicing Fee with respect to the 2000-A SUBI Assets.

                     (b) The Servicer shall also be entitled to additional servicing compensation with respect to the 2000-A SUBI Assets in the form of, among other things, expense reimbursement and any other administrative fees or similar charges under the 2000-A Leases, including but not limited to any late payment fees now or later in effect.

                     2.7 Advances.

                     (a) On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of a related Lease.

                     (b) On each Deposit Date, the Servicer may, at its option make, by deposit into the 2000-A SUBI Collection Account, Sales Proceeds Advances. After the Servicer has made a Sales Proceeds Advance with respect to a Matured Vehicle, the Issuer shall have no claim against or interest in such Matured Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from the sale or other disposition thereof. If the Servicer shall sell or otherwise dispose of a Matured Vehicle after having made a Sales Proceeds Advance, the Issuer may retain all of such Sales Proceeds Advance, and the Servicer shall retain the related Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the SUBI Collection Account. The Servicer shall maintain such Contingent and Excess Liability Insurance Policies that provide insurance coverage in excess of $10 million per accident and permit multiple claims in any policy period. If the Servicer has not sold a Matured Vehicle within 90 days after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance as part of the Payment Date Advance Reimbursement. Within 30 days of receiving such reimbursement, if the related 2000-A Vehicle has not been sold, the Servicer shall cause such 2000-A Vehicle to be sold at auction and shall remit the proceeds associated with such auction sale to the 2000-A SUBI Collection Account.

                     (c) Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall be required to make Advances only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related 2000-A Lease or 2000-A Vehicle.

                     2.8 Third Party Claims. The Servicer shall immediately notify the Transferor (in the event that BMW FS is not acting as Servicer) and the Indenture Trustee (or any successor to the duties of the Indenture Trustee) upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Transferor or the Trust with respect to the 2000-A SUBI Assets.

1.11 Contingent and Excess Liability Insurance Policies. So long as any Securities are outstanding, the Servicer shall maintain and pay when due all premiums with respect to the Contingent and Excess Liability Insurance Policies unless each Rating Agency has confirmed in writing that termination would not result in a Rating Event.

                     2.10 Reporting by the Servicer; Delivery of Certain Documentation.

                     (a) On or prior to the Closing Date, and periodically thereafter as required in order to update the contents thereof upon any changes in the matters certified therein, the Servicer shall furnish to the Trustee and the Related Beneficiary an Officer's Certificate listing the officers of the Servicer involved in, or responsible for, the servicing of the 2000-A Leases.

                     (b) On or before each Determination Date, the Servicer shall, in addition to the information required in Section 3.1 of the Basic Servicing Agreement, to the extent that reimbursement is being requested pursuant to such Section, include in the Officer's Certificate provided for in such Section the amount of any transfer during the related Collection Period from the Residual Value Surplus Account to the 2000-A SUBI Collection Account.

                     2.11 Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year, a report addressed to the Board of Directors of the Servicer, the Owner Trustee and the Indenture Trustee, to the effect that (i) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (ii) a review in accordance with agreed-upon procedures was made of the Servicer's compliance with its servicing obligations in the Servicing Agreement, including without limitation the obligations of the Servicer set forth in Section 2.4. hereof, and, except as disclosed in the accountants' report, no exceptions to such compliance were found.

                     2.12 Annual Officer's Certificate. On or before April 30 of each year, commencing April 30, 2001, the Servicer shall deliver an Officer's Certificate to the Issuer, the Indenture Trustee, each Rating Agency and the Owner Trustee to the effect that a review of the activities of the Servicer during the preceding 12 months ended December 31 (or such shorter period in the case of the first such Officer's Certificate) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period an Servicer Default has occurred, and (i) stating that, to the best knowledge of such officer, no such Servicer Default has occurred under the Servicing Agreement or (ii) if such a default has occurred, specifying such default and the nature and status thereof.

                     2.13 Servicer Defaults; Termination of Servicer.

                     (a) In addition to the provisions of Section 4.1 of the Basic Servicing Agreement, the occurrence and continuation of any of the following shall constitute an Servicer Default under the Servicing Agreement:

                     (i) the Servicer shall fail to maintain or pay when due the premium in respect of any Contingent and Excess Liability Insurance Policy, which failure continues for ten Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof by the Trustee or from any holder of Securities;

                     (ii) the Servicer shall fail to deliver to the Indenture Trustee (or any successor to the duties of the Indenture Trustee) any report required to be delivered to the Indenture Trustee or the Issuer pursuant to the Basic Documents to which the Servicer is a party, which failure continues for 15 Business Days after discovery of that failure by an officer of the Servicer or receipt by the Servicer of written notice thereof by the Indenture Trustee; or

                     (iii) the Servicer shall fail to deliver to the Vehicle Trustee (or any successor to the duties of the Vehicle Trustee) any report required to be delivered to the Vehicle Trustee or the Issuer pursuant to the Basic Documents to which the Servicer is a party, which failure continues for 15 Business Days after discovery of that failure by an officer of the Servicer or receipt by the Servicer of written notice thereof by the Vehicle Trustee or the Owner Trustee; or

                     (iv) the Servicer shall fail to cause the delivery to the Indenture Trustee for distribution to the Noteholders to the Owner Trustee for distribution to the Certificateholders or the Vehicle Trustee for distribution to holders of interests in the UTI, the SUBIs or any Other SUBI, any required payment, which failure continues for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee, the Owner Trustee or holders of Securities evidencing not less than 25% of the aggregate unpaid principal balance of the Securities, voting together as a single class;

provided, however, that any such failure with respect to the 2000-A SUBIs shall be a Servicer Default only with respect to such 2000-A SUBIs and not with respect to any other Sub-Trust.

                     (b) Upon the occurrence and continuation of any Servicer Default under the Servicing Agreement, the Servicer shall provide to the Indenture Trustee, the Owner Trustee, and any holders of Rated Securities, prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                     (c) In addition to the provisions of Section 4.1(b) of the Basic Servicing Agreement, if an Servicer Default shall have occurred and be continuing with respect to the 2000-A SUBIs, the Trustee on behalf of the Trust shall, at the direction of the Required Related Holders, by notice given to the Servicer, each Rating Agency, the Related Beneficiary and the holders of the

Rated Securities, terminate the rights and obligations of the Servicer under this Servicing Supplement in accordance with such Section. In the event the Servicer is removed as Servicer with respect to servicing the 2000-A SUBI Assets, subject to the consent of the Trustee, the Required Related Holders shall appoint a successor servicer. The successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Servicer shall be approved by the Trustee, such approval not to be unreasonably withheld. With respect to any Servicer Default related to the 2000-A SUBI Assets, the Trustee, acting on the direction of the Required Related Holders may waive any default of the Servicer. For purposes of this Section, so long as the Lien of the Indenture is in place, the "Required Related Holders" shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2000-A SUBI Certificates), acting at the direction of the Required Percentage of the Senior Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders until the Aggregate Certificate Balance has been reduced to zero.

                     (d) In the event the Servicer is removed with respect to servicing the 2000-A SUBI Assets, the Servicer shall be entitled to reimbursement for any outstanding Advances made pursuant to this Supplement, to the extent of the funds available therefore.

                     2.14 Servicer Representations and Warranties. Effective as of the date hereof, the Servicer hereby represents and warrants that each Lease and the related Vehicle:

                     (a) was a new BMW automobile at the time of origination of the Lease;

                     (b) has a model year of 1996 or later;

                     (c) provides for level payments that fully amortize the adjusted capitalized cost of the Specified Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a lessee initiated early termination, provides for payment of the Early Termination Cost;

                     (d) was originated on or after January 1, 1998;

                     (e) is subject to a Lease with a Maturity Date on or after the March 2001 Payment Date and no later than the July 2004 Payment Date;

                     (f) is not more than 29 days past due as of the Cutoff
Date;

                     (g) was originated by BMW FS in the United States for a Lessee with a U.S. address in the ordinary course of BMW FS' business and in compliance with BMW FS' customary credit policies and practices;

                     (h) is a U.S. dollar-denominated obligation;

                     (i) provides for constant Monthly Payments to be made by the Lessee over the Lease Term;

                     (j) is a Lease as to which no selection procedure aside from those specified herein was used that was believed to be adverse to the holders of interests in the Vehicle Trust, the SUBIs or any Other SUBI;

                     (k) was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

                     (l) as of the date assigned to the Vehicle Trust, (a) is a legal, valid and binding payment obligation of the Lessee, enforceable against the Lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing and
(d) no written default notice has been transmitted to BMW FS;

                     (m) an executed copy of the documentation associated therewith is located at one of BMW FS' offices;

                     (n) the Lessee has obtained physical damage and liability insurance that names the Vehicle Trust as loss payee covering the related Specified Vehicle as required under the Lease;

                     (o) has been validly assigned to the Vehicle Trust by the related BMW Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than liens relating to administration of title and tax issues;

                     (p) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Vehicle Trust and the Vehicle Trustee in connection with (i) the origination of such Lease and
(ii) the execution, delivery and performance by the Vehicle Trust of the Lease have been duly obtained, effected or given and are in full force and effect as of the date of the origination of such Lease;

                     (q) the related BMW Center, BMW FS and the Vehicle Trust have each satisfied all obligations required to be fulfilled on its part with respect thereto;

                     (r) the related Lessee has a billing address in a Trust State and is not BMW FS, the Transferor or any of their respective affiliates;

                     (s) the related certificate of title is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority);

                     (t) the Servicer has a satisfied or has caused a Dealer to satisfy the first two sentences of Section 2.1(b)(i) of the Basic Servicing Agreement with respect to certificates of title for each 2000-A Vehicle;

                     (u) is a closed-end lease that required all monthly payments to be made within 60 months of the date of origination of such lease;

                     (v) is fully assignable and does not require the consent of the Lessee as a condition to any transfer, sale or assignment of the rights of the originator;

                     (w) has not been deferred or otherwise modified except in accordance with BMW FS' normal credit and collection policies and practices;

                     (x) is not an Other SUBI Asset; and

                     (y) to the knowledge of BMW FS, the related Lessee is not currently the subject of a bankruptcy proceeding and the Lease constitutes "chattel paper" for purposes of the UCC.

                          ARTICLE III - MISCELLANEOUS

                     3.1 Termination of Supplement. This Servicing Supplement shall terminate upon the termination of the 2000-A SUBIs. Any such termination hereunder shall effect a termination only with respect to the 2000-A SUBI Assets and not as to Trust Assets allocated to any other Sub-Trust, and shall not effect a termination of the Basic Servicing Agreement or any other Servicing Supplement.

                     3.2 Governing Law. This Servicing Supplement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

                     3.3 Amendment. Notwithstanding the foregoing, this Servicing Supplement (and, accordingly, the Basic Servicing Agreement, insofar as it relates to the 2000-A SUBIs) may be amended from time to time by the parties hereto (including to change the manner in which the Residual Value Surplus Account is funded, including the elimination of the Residual Value Surplus Account, or to change the remittance schedule for depositing SUBI Collections and other amounts into the 2000-A SUBI Collection Account) (i) upon confirmation from each Rating Agency to the effect that such amendment would not cause a Rating Event or (ii) upon receipt of the consent of holders of Rated Securities affected thereby holding not less than a Majority Interest, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Servicing Supplement or modifying in any manner the rights of the holders of Rated Securities; provided, however, that (A)(1) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the 2000-A SUBIs or the 2000-A SUBI Certificates or distributions (or the interest rate thereon) required to be made on any Rated Securities and (2) no amendment of any type shall reduce the percentage of the aggregate principal amount of Rated Securities required to consent to any such amendment, in each case without the consent of all the holders or 100% of all outstanding Rated Securities, as the case may be, and (B) an Opinion of Counsel is delivered to the effect that for federal income tax purposes, in addition to the information required by
Section 5.2 of the Basic Servicing Agreement, after such amendment, the Senior Notes will properly be characterized as indebtedness that is secured by the assets of the Trust.

                     3.4 Relationship of this Servicing Supplement to Other Trust Documents. Unless the context otherwise requires, this Servicing Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this Servicing Supplement and (i) the Vehicle Trust Agreement, with respect to the servicing of any Trust Assets, the provisions of this Servicing Supplement shall prevail and (ii) the Basic Servicing Agreement, the provisions of this Servicing Supplement shall control.

                     3.5 Binding Effect. The provisions of this Servicing Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Trustee on behalf of the Trust.

                     3.6 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                     3.7 Counterparts. This Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

                     3.8 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

                     3.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

                     3.10 No Petition. The Servicer, by entering into this Agreement, in addition to provisions of Section 5.14 of the Basic Servicing Agreement, hereby covenants and agrees that it will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or state bankruptcy or similar laws for a period of one year and a day after payment in full of the Securities, against the Transferor or the Issuer; provided, however, that 100% of the Senior Noteholders, or, if no Senior Notes are then outstanding, the Subordinated Noteholder, or, if no Subordinated Notes are then outstanding, 100% of the Trust Certificateholders (in each case excluding the Transferor and any of its Affiliates) may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Issuer.

                     IN WITNESS WHEREOF, the parties hereto have caused this Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                   FINANCIAL SERVICES VEHICLE TRUST

                                   By: CHASE MANHATTAN BANK USA,
                                       National Association, successor in
                                       interest to Chase Manhattan Bank
                                       Delaware, as Trustee

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   BMW MANUFACTURING LP,
                                        as UTI Beneficiary

                                   By: BMW FACILITY PARTNERS LLC,
                                       as General Partner

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   BMW FINANCIAL SERVICES NA, LLC,
                                   as Servicer

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT A


                           SCHEDULE OF 2000-A VEHICLES


[Omitted. Copies on file with the Servicer, the Trustee and the Owner Trustee.]